Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2011 relating to the December 31, 2010 and 2009 financial statements of Clavis Technologies International Co., Ltd.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Kim & Lee Corporation, CPAs
Certified Public Accountants
/s/ Kim & Lee Corporation, CPAs
Los Angeles, California

April 29 , 2011